Exhibit 5.1

2550 M Street, NW
Washington, DC 20037
202-457-6000

Facsimile 202-457-6315
www.pattonboggs.com

March 29, 2011

Board of Directors
Rexahn Pharmaceuticals, Inc.
15245 Shady Grove Road, Suite 455
Rockville, MD 20850

Re: Registration Statement on Form S-3 of Rexahn Pharmaceuticals, Inc. (No. 333-152640)

Dear Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated August 8, 2008 (the “Base Prospectus”) and the prospectus supplement dated March 28, 2011 (together with the Base Prospectus, the “Prospectus”). The Prospectus relates to the offering by Rexahn Pharmaceuticals, Inc. (the “Company”) of (i) 8,333,333 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants (the “Warrants”) to purchase 3,333,333 shares of Common Stock (the “Warrant Shares”), which Shares, Warrants and Warrant Shares are covered by the Registration Statement. We understand that the Shares, Warrants and Warrant Shares are to be offered and sold in the manner described in the Prospectus. We have acted as counsel for the Company in connection with its registered offering of the Shares, Warrants and Warrant Shares. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended ("Securities Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) a specimen certificate representing the Shares, (iii) the form of Warrant to be issued, (iv) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (v) the Amended and Restated Bylaws of the Company, as currently in effect, and (vi) certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the Shares, Warrants and Warrant Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

March 29, 2011

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

The following opinion is limited in all respects to matters of the State of Delaware relating to corporation law, and we express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when sold as described in the Prospectus, will be validly issued, fully paid and non-assessable, (ii) the Warrants have been duly authorized and, provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, and when issued and sold as described in the Prospectus, will be validly issued, fully paid and non-assessable, and (iii) the Warrant Shares have been duly authorized and, when issued and sold as described in the Prospectus and upon exercise in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

The opinions and statements contained in this letter are given as of the date of this letter, and we hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions or statements with respect to any matter set forth in this letter. This opinion may be used only in connection with the offer and sale of the Shares, Warrants and Warrant Shares while the Registration Statement remains effective.

Washington DC  |  Northern Virginia  |  New Jersey  |  New York  |  Dallas  |  Denver  |  Anchorage  |  Doha  |  Abu Dhabi

March 29, 2011

We hereby consent to your filing of this opinion with the SEC as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Comission adopted under the Securities Act.

Very truly yours,

/s/ PATTON BOGGS LLP

PATTON BOGGS LLP

Washington DC  |  Northern Virginia  |  New Jersey  |  New York  |  Dallas  |  Denver  |  Anchorage  |  Doha  |  Abu Dhabi